UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada 89109	89109
(Address of principal executive offices)	(Zip Code)

(702) 206-1313

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Today Planet 13 Holdings Inc. (“Planet 13”) and Next Green Wave Holdings Inc. (“NGW”) issued a joint press release announcing that the acquisition of NGW by Planet 13 pursuant to a plan of arrangement was approved at today’s special meeting of NGW shareholders. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated in this Item 7.01 by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Exchange Act, nor shall it be deemed incorporated by reference in any NGW filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release dated February 25, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: February 25, 2022	By:	/s/ Robert Groesbeck
	Name	Robert Groesbeck
	Title	Co-Chief Executive Officer

Date: February 25, 2022	By:	/s/ Larry Scheffler
	Name	Larry Scheffler
	Title	Co-Chief Executive Officer

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